Exhibit 99.2

                                                              BEFORE THE
                                           WASHINGTON UTILITIES & TRANSPORTATION COMMISSION

In the Matter of the Petition of
                                                             Docket No. ________________
PUGET SOUND ENERGY, INC.

For an Order Approving a Surcharge (Subject to Refund)       PETITION OF PUGET
for Recovery of Certain Electric Energy Supply Costs         SOUND ENERGY, INC.
                                                             FOR INTERIM RATE RELIEF
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                                                            I. INTRODUCTION
         1.       In accordance with WAC 480-09-420(7), Puget Sound Energy, Inc. ("PSE" or the "Company") respectfully petitions the
Washington Utilities & Transportation Commission (the "Commission") for interim rate relief imposing a surcharge (proposed tariff
Schedule 128) to recover certain electric energy supply costs in electric rates.  PSE is engaged in the business of providing electric and gas service within the State of Washington as a public service company, and is subject to the regulatory authority of the Commission as to its rates, service, facilities and practices.  Its full name and mailing address are:

                  Puget Sound Energy, Inc.
                  Attn:    Steve Secrist,
                           Director, Rates
                  P.O. Box 97034
                  Bellevue, Washington 98009-9734
         2.       Rules and statutes that may be brought at issue in this Petition include RCW 80.01.040, RCW 80.28.020 and WAC
480-09-420(7).

                         II. RELATIONSHIP OF INTERIM RELIEF TO PROPOSED ACCOUNTING ORDER AND GENERAL RATE CASE
         3.       PSE has filed concurrently with this request for interim relief a Petition for an Accounting Order seeking to defer certain power costs for the period of January 1, 2002 through February 28, 2002.  The proposed accounting order states that recovery of these costs is subject to subsequent review of such costs by the Commission.
         4.       PSE seeks an accounting order as part of a two step process that would enable the Commission and other interested parties to address the recovery of these deferred costs for interim relief in accordance with an orderly schedule.  PSE is requesting that the Commission approve the accounting order prior to January 1, 2002, without prejudicing the rights of any party to contest the recovery of costs deferred for this two-month period.  The deferral period (January 1, 2002 through February 28, 2002) occurs subsequent to the expiration of the Rate Plan Period established in the Commission’s “Fourteenth Supplemental Order Accepting
Stipulation; Approving Merger,” in Docket Nos. UE–951270 and 960195.
         5.       PSE seeks in this Petition a surcharge that recovers in rates deferred Unrecovered Power Costs1 as well as
Unrecovered Power Costs incurred during the period of March 1, 2002, through October 31, 2002.  The deferral of such costs (per the requested accounting order) and the surcharge allowing the recovery in rates of Unrecovered Power Costs is collectively referred to hereinafter as “Interim Rate Relief.”
         6.       PSE's request for Interim Rate Relief is sought in the context of a general rate case which was filed on November
26, 2001, Dockets Nos. 011570 and UG-011571.  This provides the Commission with the context of a broad overview of the Company's financial condition while undertaking a consideration of the Company's request for interim relief.
         7.       PSE's request for Interim Rate Relief also relates to the recommended return on equity and its proposed capital structure in the general rate case.  Dr. Samuel Hadaway recommends a return on equity ("ROE") of 13.5% in the general rate case assuming that PSE receives no interim relief during the pendency of the general rate proceeding.  Dr. Hadaway recommends a lower ROE if appropriate interim relief is granted, and if other assumptions with respect to power cost risk are satisfied.  The testimony of
Donald E. Gaines in the general rate case describes a proposed capital structure with an adjustment to reflect lost earnings capacity associated with unrecovered power costs for the period between the test year and the rate year.  Interim relief would reduce this adjustment, on a dollar-for-dollar basis.
         8.       PSE has sought to provide the Commission with a request for Interim Rate Relief that allows for flexibility and an orderly schedule and that responds to the Company's critical need for Interim Rate Relief while preserving the Commission's ability to consider the overall financial health of the Company in the general rate case.

                                                        III. GROUNDS FOR RELIEF
         9.       PSE seeks Interim Rate Relief that is necessary to prevent gross hardship and gross inequity to the Company, its customers and its investors due to an under-recovery of its net power costs.  PSE has the need to obtain $280 million in new capital from external sources in 2002 to discharge its public service responsibilities.  Given its present and forecasted financial health,
PSE cannot obtain that capital on other than extractive and unreasonable terms in good credit markets and will not be able to raise that capital at all in down credit markets.
         10.      PSE's net power costs include amounts paid for fuel for generation and for power purchased in wholesale markets and through long-term power purchase agreements, less amounts received for sale of surplus power in wholesale markets.  In recent years,
PSE's costs for fuel for generation and long-term power purchase agreements, among other things, have steadily increased.  However,
PSE has not needed a rate increase because, until the summer of 2001, PSE was able to offset its increasing power costs by selling surplus power into a spot market in which prices had risen dramatically.
         11.      During the summer of 2001, market power prices fell dramatically and with unprecedented speed.  At the same time, hydroelectric generating conditions in the region were the second worst on record.  The cumulative effect of these extraordinary circumstances has been to undermine the Company's ability to offset escalating power costs with margins from wholesale power sales.
         12.      The consequences of these events are affecting the Company's power costs to the point where the Company is currently under-recovering its power costs in aggregate by $163.1 million over the 10-month period January 1, 2002 through October 31, 2002.
Further reducing PSE's operating costs would impair service quality, will do nothing to solve this problem, and will create problems
’
lowest level possible.  The Company is currently the second lowest cost distribution company in the nation.  Without degrading the quality of the service it provides, PSE has little or no ability to reduce its overall operations costs.  Cost reduction cannot be accomplished in the abstract, and would involve negative service consequences to PSE’s customers.
         13.      Facts in support of the foregoing grounds for Interim Rate Relief are set forth in the Direct Testimony of
Richard L. Hawley, William A. Gaines, Gary B. Swofford, and Barbara A. Luscier, filed herewith.
         14.      Under these circumstances, Interim Rate Relief is in the public interest and is warranted under the standard established in WUTC v. Pacific Northwest Bell Telephone Company, Cause No. U-72-30, Second Supplemental Order Denying Petition for
Emergency Rate Relief (October 1972) (hereinafter, Pacific Northwest Bell).

                                                    IV. STANDARD FOR INTERIM RELIEF
         15.      The standard for interim relief adopted by the Commission is set forth in Pacific Northwest Bell.  The Commission reviews requests for interim relief in light of the following considerations:

         1.       This Commission has the authority in proper circumstances to grant interim rate relief to a utility but this should be done only after an opportunity for adequate hearing.

         2.       An interim rate increase is an extraordinary remedy and should be granted only where an actual emergency exists or where necessary to prevent gross hardship or gross inequity. . . .

         3.       The mere failure of the currently realized rate of return to equal that approved as adequate is not sufficient standing alone to justify the granting of interim relief.

         4.       The Commission should review all financial indices as they concern the applicant, including rate of return, interest coverage, earnings coverage, and the growth, stability or deterioration of each, together with the immediate and short term demands for new financing and whether the grant or failure to grant interim relief will have such an effect on financing demands as to substantially affect the public interest.

         5.       In the current economic climate the financial health of a utility may decline very swiftly and interim relief stands as a useful tool in an appropriate case to stave off impending disaster.  However, this tool must be used with caution and applied only in a case where not to grant would cause clear jeopardy to the utility and detriment to its ratepayers and its shareholders.  This is not to say that interim relief should be granted only after disaster has struck or is imminent, but neither should it be granted in any case where full hearing can be had and the general case resolved without clear detriment to the utility.

         6.       Finally, as in all matters, we must reach our conclusion with the statutory charge to the Commission in mind, that is to "Regulate in the public interest." . . .  This is our ultimate responsibility and a reasoned judgment must give appropriate weight to all salient factors.
Pacific Northwest Bell, at 13.  It is also well established that, for interim relief, the Commission will accept evidence of existing and actual conditions and short-range projections.  WUTC v. Washington Water Power Company, Cause No. U-80-13 (June 1980).
         16.      Based upon the testimony and exhibits pre-filed with this Petition, PSE submits that each and all of these considerations is fully satisfied, and the relief requested must be granted.

                                                         V. PRAYER FOR RELIEF
         17.      Based on the foregoing, PSE respectfully requests that the Commission:
                  A.       Approve the proposed Electric Energy Cost Surcharge (Schedule 128); and
                  B.       Grant such further and additional relief as the Commission may determine to be just and appropriate.

                                                     PERKINS COIE LLP

                                                     By
                                                            Markham A. Quehrn, WSBA #12795
                                                            Kirstin S. Dodge, WSBA #22039
                                                            William R. Mauer, WSBA #25451
                                                     Attorneys for Puget Sound Energy, Inc.

                                                             VERIFICATION

STATE OF WASHINGTON        )
                           )        ss.
COUNTY OF KING             )

         Timothy J. Hogan, being first duly sworn, on oath deposes and says:
         That he is Vice President External Affairs of Puget Sound Energy, Inc., that he has read the foregoing Petition of Puget
Sound Energy, Inc. for Interim Rate Relief, that he knows the contents thereof, and that he believes the same to be true to the best of his knowledge and belief.

                                                     __________________________________
                                                     Timothy J. Hogan

         SUBSCRIBED and SWORN to before me this ____ day of December, 2001.

                                                     Print Name:
                                                     Notary Public in and for the State of Washington, residing at
                                                     My commission expires:

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         1 For purposes of this Petition, "Unrecovered Power Costs" means the amount by which PSE's actual power costs exceed the amount of average power costs embedded in existing rates (2.474¢/kWh).